U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    FORM 8-K
                                  -------------


         PURSUANT TO 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of Earliest Event): May 11, 2002


                         Commission File Number 0-29204


                           HOMECOM COMMUNICATIONS, INC
        (Exact name of small business issuer as specified in its charter)


              DELAWARE                                  58-2153309
     (State or other jurisdiction of     (I.R.S. Employer Identification Number)
      incorporation or organization)


                               3495 Piedmont Road
                             Building 12, Suite 110
                             Atlanta, Georgia 30305
                            - ----------------------
                    (Address of principal executive offices)


                                 (404) 237-4646
                           (Issuer's Telephone Number)


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Item 4. Changes in Registrant's Certifying Accountants

(a)  Previous Independent Accountants

     (i) Feldman Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman Sherb"), served as the independent accounting firm for HomeCom Communications, Inc., a Delaware corporation (the "Company"), for the fiscal years ended December 31, 2001 and 2000 and for the period from January 1, 2002 through May 10, 2002. On May 11, 2002, Feldman Sherb merged into Grassi & Co., CPAs, P.C. ("Grassi"). At approximately the same time, the individual Feldman Sherb accountants who had been primarily responsible for the Company's accounting services during the years ended December 31, 2001 and 2000 left Feldman Sherb and formed their own firm, which was named Sherb & Co., LLP ("Sherb"). At that time, Sherb informed the Company that Sherb, and not Grassi, would be considered "successor accountants" to the Company, and Sherb has provided accounting services to the Company since that time. The principal Sherb accountants who have provided accounting services to the Company since that time are the same persons who performed these services for the Company at Feldman Sherb. Grassi has not provided any accounting services to the Company since May 11, 2002.

     On September 26, 2002, however, Sherb advised the Company that the Securities and Exchange Commission had determined that Sherb would not be considered the successor accountants to the Company. The Company desires for Sherb to continue to perform accounting services for the Company, thus the Company has determined that Sherb will continue as the Company's independent accounting firm.

     (ii) The report of Feldman Sherb on the Company's consolidated financial statements as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows, did not contain, except as otherwise described in this subsection (a)(ii), an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company's financial statements for the years ended December 31, 2001 and 2000 contained the following explanatory paragraph:

         "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses and negative cash flows since its inception and has an accumulated deficit. The Company is dependent on continued financing from investors to sustain its activities and there is no assurance that such financing will be available. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
          Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     (iii) The determination that Sherb will continue as the Company's independent accounting firm was made by the Company's management.

     (iv) During the two most recent fiscal years and through May 10, 2002, there were no disagreements between the Company and Feldman Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Feldman Sherb, would have caused Feldman Sherb to make reference thereto in its report on the financial statements of the Company for such years.

     (v) During the two most recent fiscal years and through May 10, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     (vi) On October 1, 2002, the Company provided Grassi with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and has requested that Grassi provide its response letter, addressed to the United States Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Grassi's letter is attached as an exhibit to this Current Report on Form 8-K.


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(b)  New Independent Accountants

      (i) As stated above, Sherb has provided accounting services to the Company since May 11, 2002, and the Company has determined that it will continue to use Sherb as its outside independent accounting firm.

     (ii) As was stated above, Sherb was formed in May of this year. Therefore, during the two most recent fiscal years and through May 10, 2002, the Company has not consulted with Sherb regarding the application of accounting principles to a specific or contemplated transaction. During the two most recent fiscal years and through May 10, 2002, neither the Company nor anyone on its behalf consulted with Sherb regarding the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or event as defined in item 304(a)(2) of Regulation S-K. Of course, during the two most recent fiscal years and through May 10, 2002, the Company has consulted with those individual accountants who now perform accounting services for the Company at Sherb, as those individual accountants performed similar services for the Company while they were employed at Feldman Sherb during that period of time.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c.       Exhibits

         Exhibit Number                     Description

         16.1                               Letter of Grassi & Co. CPAs, PC
                                           (Formerly Feldman Sherb & Co., P.C.)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     HOMECOM COMMUNICATIONS, INC.


                                     By:      /s/ Timothy R. Robinson
                                              ------------------------
                                     Name:    Timothy R. Robinson
                                     Title:   Executive Vice President,
                                              Chief Financial  Officer
                                     Date:    October 4, 2002

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EXHIBIT INDEX

         Exhibit Number                     Description

         16.1                               Letter of Grassi & Co. CPAs, PC
                                           (Formerly Feldman Sherb & Co., P.C.)